HealthStream Announces Fourth Quarter and Full-Year 2024 Results Page 1 February 24, 2025	Exhibit 99.1

Contact:	Scott A. Roberts
Chief Financial Officer
(615) 301-3182
ir@healthstream.com

Media:
Mollie Condra, Ph.D.
Head, Investor Relations & Communications
(615) 301-3237
mollie.condra@healthstream.com

HealthStream Announces Fourth Quarter & Full-Year 2024 Results

NASHVILLE, Tenn. (February 24, 2025)—HealthStream, Inc. (the "Company") (Nasdaq: HSTM), a leading healthcare technology platform for workforce solutions, announced today results for the fourth quarter and full-year ended December 31, 2024.

Fourth Quarter 2024

●	Revenues of $74.2 million, up 5.2% from $70.6 million in the fourth quarter of 2023
●	Operating income of $4.7 million, up 10.2% from $4.3 million in the fourth quarter of 2023
●	Net income of $4.9 million, up 6.5% from $4.6 million in the fourth quarter of 2023
●	Earnings per share (EPS) of $0.16 per share (diluted), up from $0.15 per share (diluted) in the fourth quarter of 2023
●	Adjusted EBITDA[1] of $16.2 million, up 1.3% from $16.0 million in the fourth quarter of 2023
●	Completed the acquisitions of two clinical rotation management businesses: Total Clinical Placement System and The Clinical Hub, Inc.

Full-Year 2024

●	Revenues of $291.6 million, up 4.5% from $279.1 million in 2023
●	Operating income of $21.3 million, up 32.9% from $16.0 million in 2023
●	Net income of $20.0 million, up 31.5% from $15.2 million in 2023
●	Earnings per share (EPS) of $0.66 per share (diluted) in 2024, up from $0.50 per share (diluted) in 2023
●	Adjusted EBITDA of $66.8 million, up 9.0% from $61.3 million in 2023

2025 Updates

●	Executive Leadership promotions made, affirming single platform strategy
●	Board of Directors has declared a quarterly cash dividend of $0.031 per share, an increase of 10.7% over the previous quarter's dividend of $0.028 per share
●	HealthStream's Learning Center (LMS) and CredentialStream applications were named #1 and #5 best software products, respectively, among thousands of software products in healthcare by G2

Financial Results:

Fourth Quarter 2024 Compared to Fourth Quarter 2023

Revenues for the fourth quarter of 2024 increased by $3.7 million, or 5.2%, to $74.2 million, compared to $70.6 million for the fourth quarter of 2023. Subscription revenues increased $3.3 million, or 4.8%, and professional services revenues increased by $0.4 million.

Operating income was $4.7 million for the fourth quarter of 2024, up 10.2% from $4.3 million for the fourth quarter of 2023. The improvement in operating income was primarily attributable to the growth in revenues, but was partially offset by expense increases for labor and benefits, cloud hosting, sales commissions, and bad debt primarily related to customer bankruptcies during the fourth quarter of 2024.

1 Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of adjusted EBITDA to net income and disclosure regarding why we believe adjusted EBITDA provides useful information to investors is included later in this release.

HealthStream Announces Fourth Quarter and Full-Year 2024 Results Page 2 February 24, 2025

Net income was $4.9 million in the fourth quarter of 2024, up 6.5% from $4.6 million in the fourth quarter of 2023, and EPS was $0.16 per share (diluted) in the fourth quarter of 2024, up from $0.15 per share (diluted) for the fourth quarter of 2023.

Adjusted EBITDA was $16.2 million for the fourth quarter of 2024, up 1.3% from $16.0 million in the fourth quarter of 2023.

At December 31, 2024, the Company had cash and cash equivalents and marketable securities of $97.2 million. Capital expenditures incurred during the fourth quarter of 2024 were $7.6 million.

Full-Year 2024 Compared to Full-Year 2023

For 2024, revenues were $291.6 million, an increase of 4.5% from revenues of $279.1 million for 2023. Operating income for 2024 increased by 32.9% to $21.3 million, compared to $16.0 million for 2023. The increase in operating income was primarily attributable to higher revenues and an increase in capitalized labor associated with software development activities. Operating income was also impacted by higher expenses, including labor and benefits costs, software, bad debt primarily related to customer bankruptcies during the second and fourth quarters of 2024, cloud hosting, commissions, travel, and marketing. Net income for 2024 was $20.0 million, compared to $15.2 million for 2023. Earnings per share were $0.66 per share (diluted) for 2024, compared to $0.50 per share (diluted) for 2023. Adjusted EBITDA increased by 9.0% to $66.8 million for 2024, compared to $61.3 million for 2023.

Other Business Updates

On February 24, 2025, the Board approved a quarterly cash dividend under the Company's dividend policy of $0.031 per share, reflecting an increase of 10.7% over the previous quarter's dividend of $0.028 per share. The dividend is payable on March 21, 2025 to holders of record on March 10, 2025.

On November 5, 2024, HealthStream announced the completion of two acquisitions, each enlarging the Company’s footprint among nursing and allied healthcare students as they prepare for careers in healthcare. On October 31, 2024, the Company acquired substantially all of the assets of Total Clinical Placement System (d/b/a “TCPS”), a Tennessee-based clinical rotation management business. On November 1, 2024, the Company acquired substantially all of the assets of The Clinical Hub, Inc., (d/b/a “The Clinical Hub”), an Oklahoma-based clinical rotation management business. The purchase price paid for TCPS and The Clinical Hub consisted of up to $1.65 million and $0.6 million in cash (the full payments of which will require earnout achievement), respectively, each subject to customary purchase price adjustments.

On February 19, 2025, G2 ranked HealthStream’s learning management system, the HealthStream Learning Center (HLC) in the #1 spot among the 2025 Best Software Awards, making it the highest rated software—of any software category—in healthcare. G2 also ranked CredentialStream in the #5 spot in the 2025 Best Software in Healthcare list, making it the highest ranked credentialing application in healthcare. G2’s ranking is based on verified user reviews and publicly available market presence data. Across all industries, their database includes over 180,000 software products and services listings and 2.8 million user reviews.

2025 Executive Leadership Promotions

As initially announced two years ago, HealthStream’s operations and executive leadership are increasingly shaped by our single platform strategy, as represented by the hStream technology platform. To advance the Company’s single platform approach throughout our operations, there were three promotions made in the management team in the first quarter of 2025, which takes into account the planned departure of another executive.

Kevin O’Hara has been promoted to Executive Vice President (EVP), Enterprise Workforce Platform from his prior role as Senior Vice President (SVP), Platform Strategy & Product Development Alignment. In his new role, Mr. O’Hara’s responsibilities have expanded to include both HealthStream Credentialing and HealthStream Scheduling, which form the Company’s Enterprise Applications solutions group. He will continue to be responsible for HealthStream Learning and the hStream platform, their growth strategy, and product alignment. Mr. O’Hara’s tenure at HealthStream spans 14 years cumulatively, which includes his leadership from 2001 - 2011 and then from 2021 - present. His broad technology and product development executive leadership makes him particularly qualified to lead these key areas of the Company.

HealthStream Announces Fourth Quarter and Full-Year 2024 Results Page 3 February 24, 2025

Michael Collier has been promoted to EVP, Corporate Strategy, Development, & Operations from his prior role as EVP, Corporate Strategy & Development. He will continue to be responsible for HealthStream’s enterprise growth strategy, corporate development, and the M&A program—where he has successfully completed 21 acquisitions. Mr. Collier will also continue to provide executive oversight to several departments, including legal, human resources, business enablement, and enterprise partnerships. Going forward in his new role, his responsibilities will extend to include a broader scope of the Company’s operations, including success management, implementations, and onboarding for all of the Company’s products and services.

Trisha Coady has been promoted to EVP, Workforce Development Solutions from her prior role as SVP, Workforce Development Solutions. Since joining HealthStream over 11 years ago, Ms. Coady’s accomplishments and broad expertise have made her the Company’s top clinical officer. Her leadership has been instrumental in the growth and expansion of our workforce development solutions, which have represented the largest component of HealthStream’s revenues over the last decade. In her new role, Ms. Coady will continue to provide executive leadership over the Company’s workforce development solutions, which include competency development, resuscitation, quality and safety, and revenue cycle—as well as HealthStream’s content marketplace.

Michael Sousa, EVP, Enterprise Applications, has announced plans to resign from his current position at the end of the first quarter of 2025. After 20 years at HealthStream, Mr. Sousa is leaving to pursue other opportunities, with the intent of both parties being for Mr. Sousa in his future endeavors to become a partner in HealthStream's ecosystem.

Financial Outlook for 2025

The Company is providing guidance for 2025 for the measures set forth below, including adjusted EBITDA, a non-GAAP financial measure as defined later in this release. For a reconciliation of projected adjusted EBITDA to projected net income (the most comparable GAAP measure) for 2025, see the table included on page nine of this release.

Full Year 2025 Guidance
	Low		High
Revenue	$ 302.0	-	$ 307.0	million

Net Income	$ 19.2	-	$ 21.4	million

Adjusted EBITDA[1]	$ 70.0	-	$ 74.0	million

Capital Expenditures	$ 31.0	-	$ 34.0	million

1 Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of projected adjusted EBITDA to projected net income (the most comparable GAAP measure) is included later in this release.

The Company’s guidance for 2025, as set forth above, reflects the Company’s assumptions regarding, among other things, expectations for new sales and renewals and assumes that general economic conditions do not deteriorate. This consolidated guidance does not include the impact of any acquisitions or dispositions that we may complete during 2025, gains or losses from changes in the fair value of non-marketable equity investments, or impairment of long-lived assets.

Commenting on fourth quarter & full-year 2024 results, Robert A. Frist, Jr., Chief Executive Officer, HealthStream, said, “Our financial performance for 2024 was solid. Compared to the prior year, in 2024, our revenues were up 4.5 percent, adjusted EBITDA was up 9.0 percent, operating income was up 32.9 percent, and net income was up 31.5 percent.

“HealthStream is firing on all cylinders as we kick off 2025. We launched two significant products: the HealthStream Learning Experience (HLX) application and the American Red Cross Neonatal Advanced Life Support (NALS) program—and customers’ early responses to these innovations has been enthusiastic. Our LMS, the HealthStream Learning Center, was named by G2 as the #1 software in all of healthcare—across all of the varied types of software applications in the industry. Most importantly, we are starting to see powerful benefits of our hStream platform strategy and its exciting potential for the nation’s healthcare workforce.

“Alongside our emerging platform strategy, we’ve realigned our Company to optimize the opportunities ahead for us. To that end, we’ve made updates among our executive team that I believe enable us to make 2025 a banner year for moving HealthStream forward.”

HealthStream Announces Fourth Quarter and Full-Year 2024 Results Page 4 February 24, 2025

A conference call with Robert A. Frist, Jr., Chief Executive Officer, Scott A. Roberts, Chief Financial Officer and Senior Vice President, and Mollie Condra, Head, Investor Relations and Communications, will be held on Tuesday, February 25, 2025, at 9:00 a.m. (ET). Participants may access the conference call live via webcast using this link: https://edge.media-server.com/mmc/p/t7bbbexa. To participate via telephone, please register in advance using this link: https://register.vevent.com/register/BI709f5dbd0d1b4043b6decb8b34e41fe5. A replay of the conference call and webcast will be archived on the Company’s website in the Investor Relations section under “Events & Presentations.”

Use of Non-GAAP Financial Measures

This press release presents adjusted EBITDA, a non-GAAP financial measure used by management in analyzing the Company’s financial results and ongoing operational performance. In order to better assess the Company’s financial results, management believes that net income before interest, income taxes, stock-based compensation, depreciation and amortization, and changes in fair value of, including gains (losses) on the sale of, non-marketable equity investments (“adjusted EBITDA”) is a useful measure for evaluating the operating performance of the Company because adjusted EBITDA reflects net income adjusted for certain GAAP accounting, non-cash, and/or non-operating items which may not, in any such case, fully reflect the underlying operating performance of our business. In addition, as discussed below, for periods ended on or prior to December 31, 2023, adjusted EBITDA excludes the impact of the deferred revenue write-downs associated with fair value accounting for acquired businesses. We believe that adjusted EBITDA is useful to investors to assess the Company’s ongoing operating performance and to compare the Company’s operating performance between periods. In addition, certain short-term cash incentive bonuses and performance-based equity awards are based on the achievement of adjusted EBITDA (as defined in applicable bonus and equity grant documentation) targets.

As previously disclosed, prior to the Company early adopting ASU 2021-08 effective January 1, 2022, following the completion of any acquisition by the Company, the Company was required to record the acquired deferred revenue at fair value as defined in GAAP, which typically resulted in a write-down of the acquired deferred revenue. In connection therewith, management determined that including an adjustment in the definition of adjusted EBITDA for the impact of the deferred revenue write-downs associated with fair value accounting for businesses acquired prior to the January 1, 2022 effective date of the Company's adoption of ASU 2021-08 (the “Pre-2022 Acquisitions”) provided useful information to investors because the deferred revenue write-down recognized in periods after any such Pre-2022 Acquisitions could, given the nature of this non-cash accounting impact, cause our GAAP financial results during such periods to not fully reflect our underlying operating performance. Following the adoption of ASU 2021-08, contracts acquired in an acquisition completed on or after January 1, 2022 have been measured as if the Company had originated the contract (rather than the contract being measured at fair value) such that, for such acquisitions, the Company no longer records deferred revenue write-downs associated with acquired businesses. With respect to periods ended on or prior to December 31, 2023, the Company has included an adjustment in the calculation of adjusted EBITDA for the impact of deferred revenue write-downs associated with the Pre-2022 Acquisitions consistent with this prior accounting standard, given the ongoing impact of such deferred revenue on our financial results under GAAP over this time period. With respect to periods beginning on and after January 1, 2024, the Company no longer recognizes any deferred revenue write-downs associated with the Pre-2022 Acquisitions under GAAP, and accordingly such deferred revenue write-downs are not an adjustment in connection with the calculation of adjusted EBITDA for periods on and after January 1, 2024.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered as a measure of financial performance under GAAP. Because adjusted EBITDA is not a measurement determined in accordance with GAAP, adjusted EBITDA is susceptible to varying calculations. Accordingly, adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies and has limitations as an analytical tool.

This non-GAAP financial measure should not be considered a substitute for, or superior to, measures of financial performance, which are prepared in accordance with GAAP. Investors are encouraged to review the reconciliations of adjusted EBITDA to net income (the most comparable GAAP measure), which is set forth below in this release.

About HealthStream

HealthStream (Nasdaq: HSTM) is the healthcare industry’s largest ecosystem of platform-delivered workforce solutions that empowers healthcare professionals to do what they do best: deliver excellence in patient care. For more information about HealthStream, visit www.healthstream.com or call 800-521-0574.

HealthStream Announces Fourth Quarter and Full-Year 2024 Results Page 5 February 24, 2025

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues, net	$74,235	$70,580	$291,646	$279,063
Operating costs and expenses:
Cost of revenues (excluding depreciation and amortization)	25,111	24,010	97,936	95,021
Product development	12,682	11,929	48,890	45,540
Sales and marketing	12,482	11,418	47,158	45,743
General and administrative expenses	8,807	8,441	35,132	35,664
Depreciation and amortization	10,464	10,526	41,243	41,076
Total operating costs and expenses	69,546	66,324	270,359	263,044

Operating income	4,689	4,256	21,287	16,019

Other income, net	794	1,162	3,516	2,492

Income before income tax provision	5,483	5,418	24,803	18,511
Income tax provision	594	828	4,796	3,298
Net income	$4,889	$4,590	$20,007	$15,213

Net income per share:
Basic	$0.16	$0.15	$0.66	$0.50
Diluted	$0.16	$0.15	$0.66	$0.50

Weighted average shares of common stock outstanding:
Basic	30,423	30,326	30,386	30,571
Diluted	30,639	30,489	30,544	30,673
Dividends declared per share	$0.028	$0.025	$0.112	$0.100

HealthStream Announces Fourth Quarter and Full-Year 2024 Results Page 6 February 24, 2025

HEALTHSTREAM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$59,469	$40,333
Marketable securities	37,748	30,800
Accounts and unbilled receivables, net	35,322	38,446
Prepaid and other current assets	20,583	20,631
Total current assets	153,122	130,210

Capitalized software development, net	43,370	40,643
Property and equipment, net	10,741	13,005
Operating lease right of use assets, net	17,453	20,114
Goodwill and intangible assets, net	246,768	259,410
Deferred commissions	34,671	31,700
Other assets	4,641	4,860
Total assets	$510,766	$499,942

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued, and other liabilities	$31,466	$34,738
Deferred revenue	84,227	83,623
Total current liabilities	115,693	118,361
Deferred tax liabilities	14,596	16,132
Deferred revenue, noncurrent	1,655	2,169
Operating lease liability, noncurrent	17,366	20,247
Other long-term liabilities	2,101	2,281
Total liabilities	151,411	159,190

Shareholders’ equity:
Common stock	252,432	249,075
Accumulated other comprehensive loss	(2,049)	(691)
Retained earnings	108,972	92,368
Total shareholders’ equity	359,355	340,752
Total liabilities and shareholders' equity	$510,766	$499,942

HealthStream Announces Fourth Quarter and Full-Year 2024 Results Page 7 February 24, 2025

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Year Ended
	December 31,	December 31,
	2024	2023
Operating activities:
Net income	$20,007	$15,213
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	41,243	41,076
Amortization of deferred commissions	12,480	11,495
Stock-based compensation	4,470	4,153
Deferred income taxes	(1,114)	(1,725)
Provision for credit losses	2,595	1,021
Loss on equity method investments	230	384
Change in fair value of non-marketable equity investments	—	(425)
Other	(1,639)	(891)
Changes in assets and liabilities:
Accounts and unbilled receivables	537	3,243
Deferred commissions	(15,451)	(14,852)
Prepaid and other assets	(974)	(2,046)
Accounts payable, accrued and other liabilities	(4,394)	3,938
Deferred revenue	(330)	3,386
Net cash provided by operating activities	57,660	63,970

Investing activities:
Cash paid for acquisitions, net of cash acquired	(1,299)	(6,621)
Purchases of marketable securities, net of proceeds	(5,296)	(22,018)
Proceeds from sale of non-marketable equity investments	765	47
Purchases of property and equipment	(1,401)	(2,200)
Payments associated with capitalized software development	(26,741)	(25,806)
Net cash used in investing activities	(33,972)	(56,598)

Financing activities:
Taxes paid related to net settlement of equity awards	(1,113)	(934)
Payment of debt issuance costs	—	(118)
Repurchases of common stock	—	(8,929)
Payment of cash dividends	(3,403)	(3,058)
Net cash used in financing activities	(4,516)	(13,039)

Effect of exchange rate changes on cash and cash equivalents	(36)	(23)
Net increase (decrease) in cash and cash equivalents	19,136	(5,690)
Cash and cash equivalents at beginning of period	40,333	46,023
Cash and cash equivalents at end of period	$59,469	$40,333

HealthStream Announces Fourth Quarter and Full-Year 2024 Results Page 8 February 24, 2025

Reconciliation of GAAP to Non-GAAP Financial Measures(1)

Operating Results Summary

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
GAAP net income	$4,889	$4,590	$20,007	$15,213
Deferred revenue write-down	—	84	—	212
Interest income	(979)	(777)	(3,834)	(2,356)
Interest expense	26	26	100	124
Income tax provision	594	828	4,796	3,298
Stock-based compensation expense	1,185	1,077	4,470	4,153
Depreciation and amortization	10,464	10,526	41,243	41,076
Change in fair value of non-marketable equity investments	—	(379)	—	(425)
Adjusted EBITDA	$16,179	$15,975	$66,782	$61,295

(1) This press release presents adjusted EBITDA, which is a non-GAAP financial measure used by management in analyzing its financial results and ongoing operational performance.

HealthStream Announces Fourth Quarter and Full-Year 2024 Results Page 9 February 24, 2025

Reconciliation of GAAP to Non-GAAP Financial Measures

Financial Outlook for 2025

(In thousands)

(Unaudited)

	Low	High
Net income	$19,200	$21,400
Interest income	(3,000)	(3,400)
Interest expense	100	100
Income tax provision	5,100	6,100
Stock-based compensation expense	4,600	5,000
Depreciation and amortization	44,000	44,800
Adjusted EBITDA	$70,000	$74,000

HealthStream Announces Fourth Quarter and Full-Year 2024 Results Page 10 February 24, 2025

This press release includes certain forward-looking statements (statements other than solely with respect to historical fact), including statements regarding expectations for financial performance for 2025 and our quarterly dividend policy, that involve risks and uncertainties regarding HealthStream. These statements are based upon management’s beliefs, as well as assumptions made by and data currently available to management. This information has been, or in the future may be, included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from future results, performance, or achievements expressed or implied by the forward-looking statements, including as a result of negative economic conditions, changes in U.S. policy, inflationary conditions, geopolitical instability (including as the result of the Russia/Ukraine conflict, the conflict in the Middle East, and the potential expansion of such conflicts), legal requirements and contractual restrictions which may affect continuation of our quarterly cash dividend policy and the declaration and/or payment of dividends thereunder, which may be modified, suspended, or canceled in any manner and at any time that our Board may deem necessary or appropriate, as well as risks referenced in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 26, 2024, and in the Company’s other filings with the Securities and Exchange Commission from time to time. Consequently, such forward-looking information should not be regarded as a representation or warranty or statement by the Company that such projections will be realized. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to update or revise any such forward-looking statements.

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